UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 29, 2022
Date of Report (Date of Earliest Event Reported)

Panbela Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39468	87-0543922
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	PBLA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submission of Matters to a Vote of Security Holders.

Panbela Therapeutics, Inc. (the “Company”) held a special meeting of stockholders on November 29, 2022. The following proposals, each as described further in the definitive proxy statement for the meeting filed with the Securities and Exchange Commission on October 27, 2022, were voted upon by the stockholders:

Proposal 1 – Reverse Split

Stockholders approved the amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock, par value $0.001 per share, at a reverse stock split ratio of 1-for-40 (the “Reverse Split Proposal”), based on the votes listed below:

For	Against	Abstain
19,092,064	2,133,237	66,357

Proposal 2 – Adjournment

Stockholders approved the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve Proposal 1 or in the absence of quorum, based on the votes listed below:

For	Against	Abstain
19,168,955	1,782,263	340,440

Although Proposal 2 was approved, adjournment of the special meeting was not necessary or appropriate because a quorum was present and the Company’s stockholders approved Proposal 1. The Company's Board of Directors has not determined the timing of the reverse stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Panbela Therapeutics, Inc.

Date: November 30, 2022	By	/s/ Susan Horvath
Susan Horvath Chief Financial Officer

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